UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: August 28, 2006

COLDWATER CREEK INC.
(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864
(Address of principal executive offices)

(208) 263-2266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 28, 2006, the Compensation Committee of the Board of Directors of Coldwater Creek Inc. (the “Company”) approved the annual salary for Dennis C. Pence, Chairman and Chief Executive Officer, effective January 29, 2006 in the amount of $1,000,000.  The Compensation Committee also approved a performance-based cash bonus award plan for Mr. Pence related to the Company’s earnings per share performance during the second half of fiscal 2006. Under the plan, Mr. Pence is eligible to receive up to three times his base salary upon the Company’s achievement of specified earnings per share target amounts.

The Compensation Committee also approved on August 28, 2006 an amendment to the Company’s Supplemental Executive Retirement Plan, as amended (the “SERP”), providing for the elimination of an early retirement discount applied to accrued benefits payable to Mr. Pence under the SERP prior to the normal retirement age of 62. A copy of the amendment to the SERP is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Amendment to Coldwater Creek Inc. Supplemental Executive Retirement Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Date: August 31, 2006
/s/ Melvin Dick
Melvin Dick
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment to Coldwater Creek Inc. Supplemental Executive Retirement Plan